SUPPLEMENTAL EXCHANGE RIGHTS AGREEMENT

This Supplemental Exchange Rights Agreement is dated as of July 30, 1999, among Ramtron International Corporation ("Ramtron"), a Delaware corporation, and the holders, severally, of Ramtron's Series A Convertible Preferred Stock executing this Agreement (each a "Series A Stockholder" and together the "Series A Stockholders").

                                  RECITAL:

Each of the Series A Stockholders and Ramtron are concurrently herewith entering into a Preferred Stock Recapitalization Agreement (the "Recapitalization Agreement") pursuant to which, among other things, the parties to that Agreement agree to amend Ramtron's Certificate of Incorporation in the form and content of Exhibit A attached hereto (the "Certificate of Amendment"), in order to amend and restate the Certificate of Designation, Preferences, Rights and Limitations filed on February 12, 1998, with the Secretary of State of Delaware, establishing the preferences, rights and limitations of Ramtron's Series A Convertible Preferred Stock, $0.01 par value per share (the "Series A Stock").

NOW, THEREFORE, in consideration of the Recital, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  Exchange Rights.

Notwithstanding that Section 7(a) of the Certificate of Amendment states that the exchange rights to which the holders of Series A Stock are entitled pursuant to such section are to be exercised "at any time prior to June 25, 1999," Ramtron agrees with and for the benefit of each Series A Stockholder to exchange shares of Series A Stock of any holder of Series A Stock on the same terms as set forth is Section 7(a) of the Certificate of Amendment, to the extent funds are legally available therefor, at any time prior to the tenth day after the Closing Date (as defined in the Recapitalization Agreement). Ramtron makes this covenant for the benefit of the Series A Stockholders and for the third-party benefit of all other holders of Series A Stock. Ramtron represents and warrants that on the date hereof, and Ramtron covenants that at the time of any exchange made pursuant to this Supplemental Exchange Rights Agreement and the Certificate of Amendment, as applicable, Ramtron shall have sufficient surplus, as required by Delaware law, to effect lawfully such exchange.

2.  Miscellaneous.

    (a) Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties.

    (b) Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

    (c)  Consent to Jurisdiction.  Ramtron and each Series A Stockholder
(i) hereby irrevocably submit to the exclusive jurisdiction of either the United States District Court for the Southern District of New York and the state courts for the State of New York or the United States District Court for the District of Delaware and the state courts for the State of Delaware for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Ramtron and each of the Series A Stockholders consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

    (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together, whether bearing original or facsimile signatures, will constitute one and the same instrument.

    (e) Notices. Any notice required or permitted under this Agreement shall be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service such as Federal Express for next business day delivery under circumstances in which such service guarantees next business day delivery, or the same business day if received prior to 5:00 p.m. Los Angeles time by facsimile or the next business day if received after such time or if received on a non-business day. Notice shall be addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as a Series A Stockholder or Ramtron may designate by giving at least ten (10) days advance written notice pursuant to this Section 2(e).

    (f) Amendments and Waivers. The provisions of this Agreement may not be amended without the written consent of Ramtron and the Series A Stockholders, which may be withheld in the sole and absolute discretion of such parties. Any amendment or waiver effected in accordance with this Section 2(f) will be binding upon Ramtron, the Series A Stockholders and their respective successors and assigns.

    (g) Entire Agreement. Except for the Recapitalization Agreement, and the exhibits thereto, this Agreement, together with all exhibits hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

    (h) Further Assurances. From and after the date of this Agreement upon the request of Ramtron or any Series A Stockholder, Ramtron and the Series A Stockholders will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, provided that Ramtron shall pay all filing fees, recording fees, documentary stamp taxes and similar fees and taxes relating to such instruments, documents or other writings.

    (i) Meaning of Include and Including. Whenever in this Agreement the word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

    (j) Enforcement. Ramtron will pay the costs of the Series A Stockholders in connection with the enforcement of this Agreement and the other documents and agreements executed and delivered in connection with this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

RAMTRON INTERNATIONAL CORPORATION

By: /S/ L. David Sikes
----------------------
L. David Sikes
Chairman and Chief Executive Officer

Address:  1850 Ramtron Drive
          Colorado Springs, CO  80921

ACCEPTED AND AGREED:

             THE FOLLOWING SERIES A PREFERRED STOCKHOLDERS:

/S/ Alexander L. Cappello
-------------------------
Mr. Alexander L. Cappello
1299 Ocean Avenue, Suite 306
Santa Monica, CA  90401
Holder of 20 Shares of Series A Preferred Stock

/S/ Alfred Romano
------------------------
Mr. Alfred Romano
4 Wagon Wheel Lane
Dix Hills, NY  11746-5017
Holder of 15 Shares of Series A Preferred Stock

/S/ Howard M. Zelikow, COO
--------------------------
Kayne Anderson Non-Traditional
Investments, L.P.
Mr. Richard Farber
By:-----------------------
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA  90067
Holder of 332 Shares of Series A Preferred Stock

------------------------
CC Investments, LDC
Mr. John Ziegelman
By: ----------------------
Castle Creek Partners
77 W. Wacker Drive, Suite 4040
Chicago, IL  60601
Holder of ------ Shares of Series A Preferred Stock

/S/ Mark S. Zucker
------------------------
Anvil Investment Partners, L.P.
Mr. Mark S. Zucker
By: ---------------------
100 Wilshire Blvd., 15th
Santa Monica, CA  90401
Holder of 88 Shares of Series A Preferred Stock

------------------------
Crisostomo B. Garcia Trust Dated 6/8/93
Mr. Crisostomo B. Garcia, Trustee
By: --------------------
P.O. Box 9248
17950 Circa Oriente
Rancho Santa Fe, CA  92067
Holder of ------ Shares of Series A Preferred Stock

/S/ Douglas A. Gerrard
------------------------
Deere Park Capital Management, LLC
Mr. Douglas A. Gerrard
By:----------------------
40 Skokie Boulevard, Suite 110
Northbrook, IL  60062
Holder of 2,450 Shares of Series A Preferred Stock

/S/ Earl E. Gales, Jr.
------------------------
Mr. Earl E. Gales, Jr.
5933 W. Century Blvd., Suite 1000
Los Angeles, CA  90045
Holder of 70 Shares of Series A Preferred Stock

/S/ Real A. Rouillard
------------------------
Mr. Real A. Rouillard
1979 Memorial Drive
Chicopee, MA  01020
Holder of 60 Shares of Series A Preferred Stock

/S/ Robert J. Schiller, Jr.
---------------------------
Fayerweather Associates
Mr. Robert J. Schiller, Jr.
By:------------------------
63 Fayerweather Street
Cambridge, MA  02138
Holder of 158 Shares of Series A Preferred Stock

/S/ Gerard K. Cappello
------------------------
Mr. Gerard K. Cappello
1299 Ocean Avenue, Suite 306
Santa Monica, CA  90401
Holder of 20 Shares of Series A Preferred Stock

------------------------
Mr. Jerry Kaplan
150 Vanderbilt Motor Parkway, Suite 311
Hauppauge, NY  11788
Holder of ------ Shares of Series A Preferred Stock

/S/ Jonathan Glaser
------------------------
JMG Capital Partners, L.P.
Mr. Jonathan Glaser
By: ---------------------
1999 Avenue of the Stars, Suite 2530
Los Angeles, CA  90067
Holder of 300 Shares of Series A Preferred Stock

/S/ Ann Nicholson
------------------------
KEYWAY Investments, Ltd.
Ms. Ann Nicholson
By: ----------------------
19 Mount Havelock
Douglas, Isle of Man  1M1 2QG
United Kingdom
and  Mr. Gregory W. Murphy
     Mr. Martin Peters
Holder of 800 Shares of Series A Preferred Stock

/S/ Lawrence K. Fleischman
--------------------------
Laredo Capital Partners
Mr. Lawrence K. Fleischman
By: ----------------------
150 Vanderbilt Motor Parkway, Suite 311
Hauppauge, NY  11788
Holder of 40 Shares of Series A Preferred Stock

/S/ Lawrence Kaplan & Helaine Kaplan
------------------------------------
Lawrence Kaplan & Helaine Kaplan, J.T.
17 Riverview Terrace
Smithtown, NY  11787
Holder of 18 Shares of Series A Preferred Stock

/S/ Joseph M. Fitzgerald
------------------------
Mr. Joseph M. Fitzgerald
1530 Touraine Drive
San Jose, CA  95118
Holder of 50 Shares of Series A Preferred Stock

/S/ Lawrence K. Fleischman
--------------------------
LICAP Partners
Mr. Lawrence K. Fleischman
By: --------------------------
150 Vanderbilt Motor Parkway, Suite 311
Hauppauge, NY  11788
Holder of 70 Shares of Series A Preferred Stock

/S/ Lisa G. Shine
------------------------
Ms. Lisa G. Shine
2910 Neilson Way, #602
Santa Monica, CA  90405
Holder of 13 Shares of Series A Preferred Stock

------------------------
Ms. Loretta Hirsh Shine
5301 Aldea Avenue
Encino, CA 91316
Holder of ------- Shares of Series A Preferred Stock

/S/ Nancy A. Aossey
------------------------
Ms. Nancy A. Aossey
1807 Camden Avenue #2
Los Angeles, CA  90025
Holder of 8 Shares of Series A Preferred Stock

/S/ Howard M. Zelikow, COO
------------------------
Offense Group Associates, L.P.
Mr. Richard Farber
By: ----------------------
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA  90067
Holder of 350 Shares of Series A Preferred Stock

/S/ Paul Rajewski
------------------------
Mr. Paul Rajewski
7 Country Meadow Road
Rolling Hills Estates, CA  90274
Holder of 68 Shares of Series A Preferred Stock

------------------------
Mr. Peter J. Cocoziello
1545 State Highway 206, Suite 100
Bedminster, NJ  07921
Holder of ------ Shares of Series A Preferred Stock

/S/ Ronald H. Means
------------------------
Mr. Ronald H. Means
2195 Holiday Pines Lane
Camarillo, CA  93012
Holder of 32 Shares of Series A Preferred Stock

------------------------
Mr. George R. Wong
3834 Rawhide Road
Rocklin, CA  95677
Holder of ------ Shares of Series A Preferred Stock

------------------------
SIL Nominees, Ltd.
c/o Slome Capital Corporation
Mr. Ansel A. Slome
By: ----------------------
1888 Century Park East, Suite 1108
Los Angeles, CA  90067
Holder of ------ Shares of Series A Preferred Stock

/S/ Stanley A. Kaplan
------------------------
Mr. Stanley A. Kaplan
4 Spinning Wheel Lane
Dix Hills, NY  11746
Holder of 18 Shares of Series A Preferred Stock

/S/ Jonathan Glaser
------------------------
Triton Capital Holdings, Ltd.
Mr. Jonathan Glaser
By: ----------------------
1999 Avenue of the Stars, Suite 2530
Los Angeles, CA  90067
Holder of 300 Shares of Series A Preferred Stock

/S/ Kris Melling
------------------------
Mr. Kris Melling
4416 Glasgow Way
Anacortes, WA 98221
Holder of 50 Shares of Series A Preferred Stock

                                  EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                    OF THE
                          CERTIFICATE OF INCORPORATION
                                      OF
                       RAMTRON INTERNATIONAL CORPORATION

RAMTRON INTERNATIONAL CORPORATION (hereafter called the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies:

FIRST, that the Corporation's Board of Directors has duly adopted the following resolution:

RESOLVED, that the Corporation's Certificate of Designation, Preferences, Rights and Limitations of Series A Convertible Preferred Stock, $0.01 Par Value ("Certificate of Designation"), filed on February 12, 1998, with the Secretary of State of the State of Delaware is hereby amended and restated in its entirety to read as follows:

"1.  Authorized Shares.

There shall be a series of shares of the Preferred Stock of the Corporation designated "Series A Convertible Preferred Stock". The number of authorized shares of such series shall be 29,000 and the rights and preferences of such series (the "Series A Preferred") and the limitations or restrictions thereon, shall be as set forth herein.

2.  Dividends.

The holders of the Series A Preferred shall be entitled to receive cumulative dividends at a rate equal to 11% per annum of the liquidation preference per share per annum, payable semi-annually on December 31 and June 30, with the first payment being payable on December 31, 1999, when and as declared by the Board of Directors. Prior to the first anniversary of the date of filing of this Certificate of Amendment (the "Closing Date"), all dividends shall be paid in Series A Preferred. On and after the first anniversary of the Closing Date, dividends may be paid, at the Corporation's option, on any dividend payment date, either in cash or by the issuance of additional shares of Series A Preferred (and payment of cash in lieu of fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. In the event that on or after the first anniversary of the Closing Date, dividends are paid in additional shares of Series A Preferred, the dividend rate shall increase by 2% for such dividend payment period. In the event that a registration statement is not effective within 130 days after the Closing Date with respect to the conversion rights set forth in Section 6 and the cash exchange rights set forth in Section 7, the Series A Preferred shall accrue dividends from and after the end of such 130 day period at a rate of 18% per annum until such time as the registration statement is declared effective. Dividends as provided by this Section 2 shall accrue on any given share from the Closing Date, or from the date of original issuance of such share, whichever is later, and shall accrue from day to day whether or not declared. Dividends not theretofore paid shall be paid upon conversion of any shares of the Series A Preferred and shares of Series A Preferred issued in payment of such dividends shall be simultaneously converted into Common Stock together with the shares on which such dividends have accrued. Dividends accrued in accordance with the terms of the Series A Preferred prior to the Closing Date shall not be affected by this Section 2.

3.  Liquidation Preference.

    (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of the Common Stock or any other class or series of shares except any class or series which is entitled to priority over the Series A Preferred, the amount of $1,000 per share plus any accrued but unpaid dividends (the "Liquidation Preference").

    (b) Subject to the last sentence of this Section 3(b), a consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall, at the option of the holders of the Series A Preferred, be deemed a liquidation, dissolution or winding up within the meaning of this Section 3 if the shares of stock of the Corporation (along with all derivative securities) outstanding immediately prior to such transaction represent immediately after such transaction less than a majority of the voting power of the surviving corporation (or of the acquirer of the Corporation's assets in the case of a sale of assets). Such option may be exercised by the vote or written consent of holders of a majority of the Series A Preferred at any time within thirty calendar days after written notice of the essential terms of such transaction shall have been given to the holders of the Series A Preferred as provided in
Section 8 hereof. Such notice shall be given by the Corporation immediately following determination of such essential terms. If such option is exercised, the holders of the Series A Preferred shall be entitled to receive, in cash, immediately upon the occurrence of such transaction, an amount per share equal to the Liquidation Preference. This Section shall not apply to a business combination in which substantially all the Common Stock of the Corporation is converted into or exchanged for voting common stock of the corporation surviving such business combination, if (i) such common stock of the surviving corporation is listed and traded on The Nasdaq Stock Market or the New York Stock Exchange, and (ii) the Board of Directors of the Corporation determines in good faith that the conversion rights and other rights and preferences of the Series A Preferred are preserved and not rendered of less value by the terms of such business combination.

4.  Mandatory Redemption.

All of the Series A Preferred outstanding on July 31, 2002 shall be redeemed by the Corporation at a redemption price equal to 100% of the Liquidation Preference thereof plus, without duplication, accumulated and unpaid dividends to the date of redemption.

5.  Optional Redemption.

The Series A Preferred shall be redeemable, at the option of the Corporation and subject to the consent of its lenders, in whole or in part, at any time on or after July 31, 2000 at an amount equal to its Liquidation Preference plus, without duplication, accumulated and unpaid dividends to the date of redemption.

6.  Conversion.

The holders of the Series A Preferred shall have optional conversion rights as follows:

    (a)  Conversion Rights.

        (i) At any time prior to 10 days after the Closing Date (the "Post-Closing Date"), the Series A Preferred shall be exchangeable at the option of the holder for shares of Common Stock at an exchange ratio of $.75 face value of Series A Preferred per share of Common Stock plus accrued and unpaid dividends to the date of conversion.

        (ii) Each holder of record of Series A Preferred shares shall be entitled to convert Series A Preferred into shares of Common Stock on or after the Post-Closing Date at the conversion rate of 1,000 shares of Common Stock per share of Series A Preferred (i.e., $1.00 per share of Common Stock) (such rate of exchange, and the rate of exchange set forth in paragraph (i), as applicable, being hereinafter referred to as the "Conversion Rate").

    (b) Restriction on Right to Convert. A share of Series A Preferred shall not be converted into Common Stock if following such conversion the holder thereof together with affiliates of such holder would be the beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 10% or more of the Common Stock of the Corporation. A share which may not be converted because of the preceding sentence will thereafter be convertible by any holder if at the time such share is submitted for conversion the preceding sentence is inapplicable.

    (c) Mechanics of Conversion. To convert shares of Series A Preferred into shares of Common Stock, the holder shall give written notice to the Corporation (which notice may be given by facsimile transmission) that such holder elects to convert the same and shall state therein the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Promptly thereafter the holder shall surrender the certificate or certificates representing the shares to be converted, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, or at such other place designated by the Corporation. The Corporation shall, immediately upon receipt of such notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the shares which have been converted, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, and a certificate representing the shares of Series A Preferred not so converted, if any. The Corporation shall effect such issuance immediately and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within three trading days after the receipt of such notice.
Notice of conversion may be given by a holder at any time of day up to 5:00 p.m. Los Angeles time, and such conversion shall be deemed to have been made immediately prior to the close of business on the date such notice of conversion is given (the "Conversion Date"). The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at the close of business on the Conversion Date.

    (d) Determination of Conversion Rate. In the event that the Corporation shall declare or pay any dividend on the Common Stock payable in Common Stock or in rights to acquire Common Stock, or shall effect a stock split or reverse stock split, or a combination, consolidation or reclassification of the Common Stock, then the Conversion Rate shall be proportionately decreased or increased, as appropriate, to give effect to such event, and like adjustment shall be made in any price per share specified elsewhere herein.

    (e) Distributions. In the event the Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation or any of its subsidiaries or other property, other than cash dividends from earnings, then in each such event provision shall be made so that the holders of Series A Preferred shall receive, upon the conversion thereof, the securities or other property which they would have received had they been the owners on the date of such event of the number of shares of Common Stock issuable to them upon conversion.

    (f) Certificates as to Adjustments. Upon the occurrence of any adjustments or readjustment of the Conversion Rate pursuant to Section 6(d) hereof, or any provision for distribution pursuant to Section 6(e) hereof, or any adjustment of the cash per-share prices specified herein, the Corporation at its expense shall promptly compute such adjustment, readjustment or provision in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred a certificate setting forth such adjustment, readjustment or provision and showing in detail the facts upon which such adjustment, readjustment or provision is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate prepared by the Corporation setting forth (i) such adjustments and readjustments, and (ii) the number of other securities and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred with respect to each share of Common Stock received upon such conversion. If any holder disputes the computation of such adjustment or provision the Corporation shall cause independent public accountants selected by the Corporation to verify and, if necessary, correct such computation.

    (g) Notice of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall give notice to each holder of Series A Preferred at least 10 days prior to such date specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

    (h) Issue Taxes. The Corporation shall pay any and all issue and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

    (i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval as promptly as practicable.

    (j) Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of Series A Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

    (k) Reorganization or Merger. In case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation to any other person, and the holders of Series A Preferred do not elect to treat such transaction as a liquidation, dissolution or winding up as provided in Section 3, then, as part of such reorganization, consolidation, merger or sale, provision shall be made so that each share of Series A Preferred shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series A Preferred would have been entitled upon the record date of (or date of, if no record date is fixed) such event and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of Series A Preferred. The Corporation shall have no obligation to obtain the prior consent of the holders of the Series A Preferred, individually or as a class, except as expressly provided herein or as provided by applicable law.

7.  Cash Exchange Rights.

    (a) Exchange Rights. At any time prior to June 25, 1999, the Series A Preferred shall be exchangeable at the option of a holder for cash in amount per share equal to 50% of the face value of the Series A Preferred Share plus all accrued but unpaid dividends on the Series A Preferred Share, up to an aggregate amount of $6.4 million face value and accrued and unpaid dividends to the date of exchange. If, in the judgment of the Board of Directors of the Corporation, the Corporation's financial condition and results of operations permit the Corporation to permit the exchange for cash of more than $6.4 million face value (plus accrued dividends) of the Series A Preferred, the terms of the Series A Preferred will permit the exchange for cash of up to $8.0 million face value (plus accrued and unpaid dividends) of the Series A Preferred. To the extent that holders of Series A Preferred desire to exchange in the aggregate a greater face value (plus accrued and unpaid dividends) of the Series A Preferred than is permitted under the terms of the Series A Preferred, Series A Preferred will be accepted for exchange by the Corporation for cash on a pro rata basis based upon the aggregate face value (plus accrued and unpaid dividends) of the Series A Preferred validly tendered for exchange.

    (b)  Mechanics of Exchange.  To exercise the exchange right set forth in
Section 7(a), the holder shall give written notice to the Corporation (which notice may be given by facsimile transmission) that such holder elects to exercise such right and shall state therein the number of shares to be converted and the name or names in which such holder wishes the payment to be received. Promptly thereafter the holder shall surrender the certificate or certificates representing the shares to be exchanged, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, or at such other place designated by the Corporation. The Corporation shall, immediately upon receipt of such notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the shares which have been converted, a check for payment of the cash amount to which such holder shall be entitled, and a certificate representing the shares of Series A Preferred not so exchanged, if any. The Corporation shall effect such payment immediately and shall transmit the check by messenger or overnight delivery service to reach the address designated by such holder within three trading days after the receipt of such notice. Notice of the exercise of exchange rights may be given by a holder at any time of day up to 5:00 p.m. Los Angeles time, and such exercise shall be deemed to have been made immediately prior to the close of business on the date such notice of conversion is given (the "Exchange Date"). The person or persons entitled to receive payment upon such exchange shall be treated for all purposes as the record holder or holders of such shares of Common Stock at the close of business on the Exchange Date.

8.  Notices.

Any notice to be given to the holders of the Series A Preferred shall be
(i) mailed by first class mail postage prepaid to each holder of Series A Preferred at the address shown on the records of the Corporation for such holder, (ii) transmitted by telecopy or facsimile transmission to any holder which has supplied a telecopy or facsimile address to the Corporation, and
(iii) unless receipted for by telecopy or facsimile on the date such notice is given, shall be transmitted by an overnight delivery service or courier service for delivery at the address shown on the records of the Corporation for such holder on the first business day following the date such notice is given, or if delivery in one business day to such address cannot be effected by such delivery service, then on the earliest day on which such delivery can be made.

9.  Registration Rights.

The corporation shall use its best efforts to file and cause to become effective as of no later than 130 days after June 15th a registration statement for Common Stock of the Corporation issuable upon exchange or conversion of the Series A Preferred, to the extent such shares of Common Stock are not then freely tradable under the federal securities laws.

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10.  Restrictions and Limitations.

The Corporation shall not undertake the following actions without the consent of the holders of a majority of the Series A Preferred: (i) modify its Certificate of Incorporation or Bylaws so as to amend or change any of the rights, preferences, or privileges of the Series A Preferred, (ii) authorize or issue any other equity security senior to or ranking on parity with the Series A Preferred, or (iii) pay any dividends in cash or property on, or purchase or otherwise acquire for value, any Common Stock purchase or other equity security of the Corporation either junior to or on a parity with the Series A Preferred except from current or retained earnings or from the net proceeds of sale of equity securities, except for purchases of Common Stock from terminating or retiring employees pursuant to the terms of employee benefit plans in an aggregate amount not greater than $1 million.

11.  Voting Rights.

The Series A Preferred shall have no voting rights, except as otherwise required by law and except in certain circumstances described herein, including (i) amending certain rights of the holders of the Series A Preferred and (ii) the issuance of any class of equity securities that ranks pari passu with or senior to the Series A Preferred other than certain additional shares of Series A Preferred.

12.  Attorneys' Fees.

Any holder of Series A Preferred shall be entitled to recover from the Corporation reasonable attorneys' fees and expenses incurred by such holder in connection with enforcement by such holder of any obligation of the Corporation hereunder, if such holder is the prevailing party in an action or proceeding to compel such enforcement."

SECOND, that the proposed amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and that notice of the taking of such action by written consent has been given as provided in Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Ramtron International Corporation has caused this Certificate of Amendment to be executed by L. David Sikes, its Chairman of the Board and Chief Executive Officer, or by Greg B. Jones, its President and Chief Operating Officers, this XXX day of July 1999.

Ramtron International Corporation

By:
   --------------------

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